[ EXHIBIT 23.1 ]


                                  /Letterhead/



               Consent of Independent Certified Public Accountants


We consent to the incorporation by reference, in the Registration Statement of Anglotajik Minerals, Inc. on Form S-8, of our report dated April 13, 2004, relating to the financial statements of Anglotajik Minerals, Inc. as of December 31, 2003, and for the year ended December 31, 2003; and the reference to our firm in the Registration Statement under the caption "Experts" or elsewhere.



/S/ Chisholm, Bierwolf & Nilson, LLC
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Chisholm, Bierwolf & Nilson, LLC
Bountiful, Utah
September 1, 2004